UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2007

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)The Federal Home Loan Bank of New York’s ("Bank") 2007 Incentive Compensation Plan ("Plan") was approved on January 18, 2007 by the Compensation and Human Resources Committee ("Committee") of the Bank’s Board of Directors.

Objective of the Plan

The objective of the Bank’s 2007 Plan is to motivate employees to take actions that support the Bank’s strategies and lead to the attainment of the Bank’s business plan and fulfillment of its mission. The Plan is also intended to help retain employees by affording them the opportunity to share in the Bank's performance.
The Plan seeks to accomplish these objectives by linking annual cash pay-out award opportunities to Bank performance and to individual performance. The Bank President and all salaried exempt employees are eligible to participate in the Plan.

Measurements Used by the Plan

The Plan incorporates two different sets of goals: (a) Bankwide performance goals, and (b) individual performance goals. The three Bankwide performance goals are: Return, Risk and Mission. These three goals are measured, respectively, by the results achieved in attaining specified performance levels in three areas: "Dividend Capacity From Income", "Enterprise Risk Management" and "Targeted Housing and Community Development."

The Bankwide performance goals specify performance levels as well as the achievement levels required to receive incentive award amounts. ‘Threshold’ performance level(s) are the minimum performance that results in the lowest compensation award. ‘Target’ performance level(s) are designed to be attainable, but not without significant effort. ‘Maximum’ performance level(s) represent a "reach" for the Bank

Separately, the individual performance goals utilize individual, department and group performance measures where appropriate and applicable.

Determining Incentive Compensation Award Payout Opportunities

Under the Plan, eligible employees are assigned an incentive compensation award opportunity which is expressed as a percentage of the employee’s base salary for that Plan year. With respect to the Bank’s President, the incentive compensation award opportunity for 2007 is as follows:

10% of Base Salary (Threshold)
40% of Base Salary (Target)
80% of Base Salary (Maximum)

With respect to the rest of the Management Committee members, which includes all other `named executive officers’ (as established in Amendment No. 1 to the Bank’s Form 10 filed on August 29, 2005), the incentive compensation award opportunity for 2007 is as follows:

15% of Base Salary (Threshold)
30% of Base Salary (Target)
60% of Base Salary (Maximum)

In addition, when officers are individually evaluated, they receive one of five performance ratings: "Outstanding"; "Exceeds Requirements"; "Meets Requirements"; "Needs Improvement" and "Unsatisfactory". Plan participants that are rated
"Exceeds Requirements" or "Outstanding" on their individual performance evaluations receive an additional 3% or 6%, respectively, of their base salary added to their Plan award.

Weighting of Bankwide Goals and Individual Goals

The Bank believes that employees at higher ranks have a greater degree of impact on the achievement of Bankwide goals than employees at lower ranks. Therefore, employees at higher ranks have a greater weighting placed on the Bankwide performance component of their incentive award opportunities as opposed to the individual performance component. For the Bank’s President and the other Management Committee members, the overall incentive compensation opportunity is weighted 90% on Bankwide performance goals and 10% on individual performance goals.

The Plan is administered by the President, subject to any requirements for review and approval by the Committee that the Committee may establish. In all areas not specifically reserved by the Committee for its review and approval, decisions of the President or his designee concerning the Plan shall be binding on the Bank and on all Participants.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

January 23, 2007	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer